Exhibit 99.1




                            Amendment No. 1 to the
                               Rights Agreement
                            of Eastern Enterprises

         This Amendment No. 1, dated as of April 26, 2000, amends the Rights Agreement dated as of July 22, 1998 (the "Rights Agreement"), between Eastern Enterprises, a Massachusetts business trust (the "Trust"), and Fleet National Bank (formerly known as BankBoston, N.A.), as Rights Agent (the "Rights Agent"). Terms defined in the Rights Agreement and not otherwise defined herein are used herein as so defined.

                             W I T N E S S E T H:
                            --------------------

         WHEREAS, on July 22, 1998 the Board of Trustees of the Trust authorized the issuance of Rights to purchase, on the terms and subject to the provisions of the Rights Agreement, shares of the Trust's Common Stock;

         WHEREAS, on July 22, 1998, the Board of Trustees of the Trust authorized and declared a dividend distribution of one Right for every share of Common Stock of the Trust outstanding on the Dividend Record Date and authorized the issuance of one Right (subject to certain adjustments) for each share of Common Stock of the Trust issued between the Dividend Record Date and the Distribution Date;

         WHEREAS, the Distribution Date has not occurred; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board has approved an amendment of certain provisions of the Rights Agreement as set forth below;

         NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

         1. Section 1(b) is amended by deleting the phrase "or (v)" after clause (iv) and adding the following language:

         ", (v) an Exempt Person, or (vi)".

         2.       A new definition is added after Section 1(u) and before
Section 1(v) as follows:


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         "(u*)  "Exempt  Person"  shall  mean  KeySpan  Corporation,  a New York corporation, and its subsidiaries solely to the extent any such Person becomes the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding by reason of the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of November 4, 1999, as amended (the "Merger Agreement"), by and among the Trust, KeySpan Corporation and ACJ Acquisition LLC; provided, that this Section 1(u*) shall be of no further force and effect at and after such time as the Merger Agreement is terminated pursuant to Section 9.01 thereof.

         3. Section 24(a) is amended by deleting the phrase "or (iv)" after clause (iii) in the last sentence and adding the following language:

         ", (iv) an Exempt Person, or (v)".

         4. Governing Law. This Amendment to the Rights Agreement shall be deemed to be a contract made under the laws of The Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of said Commonwealth applicable to contracts to be made and performed entirely within said Commonwealth.

         5. Counterparts. This Amendment to the Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         6. Amendment; Ratification of Rights Agreement. Except as expressly noted herein, this Amendment to the Rights Agreement shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

         7. Severability. If any term, provision, covenant or restriction of this Amendment to the Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment to the Rights Agreement, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         8. The Trust.  Reference  is hereby  made to the  declaration  of trust establishing the Trust dated July 18, 1929, as amended, a copy of which is on file in the office of the Secretary of State of The Commonwealth of Massachusetts. The name "Eastern Enterprises" refers to the trustees under such declaration as trustees and not personally. No trustee, shareholder, officer or agent of the Trust shall be held to any personal liability in connection with the affairs of the Trust and only the trust estate may be liable.


                                ********

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Rights Agreement to be duly executed as of the day and year first above written.

                                                     EASTERN ENTERPRISES



                                                     By: /s/ Fred C. Raskin
                                                     ----------------------
                                                     Title: President and COO

Attest:


By: /s/ Jean A. Scholtens
    ---------------------
    Title: Vice President and Treasurer


                                                FLEET NATIONAL BANK (FORMERLY
                                                KNOWN AS BANKBOSTON, N.A.), as
                                                Rights Agent



                                                By: /s/ Tyler Haynes
                                                    ----------------
                                                    Title: Managing Director


Attest:


By: /s/ Margaret Prentice
    ---------------------
    Title: Managing Director